UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 16 March 2018

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-53982	46-3386352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2159 India Street

San Diego, CA 92101

(Address of Principal Executive Offices)

619-629-0922

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

The Company is issuing this disclosure on Form 8-K as a brief update to its shareholders and the market in general regarding the following items:

1.	As of 16 March 2018 Solaris Power Cells, Inc. (the “Company”) had 3,347,222,023 shares of its Common Stock issued and outstanding; 1,000,000 shares of Series A Preferred Stock issued and outstanding; and, 1,000,000 shares of its Series B Preferred Stock issued and outstanding.

2.	The increase in the number of issued and outstanding shares of common stock is primarily a result of the issuance of shares in exchange for the conversion of debt, convertible notes, and the settlement of lawsuits.

3.	Over the last 2-years, the Company has improved its financial position by removing almost $675,000 in debt through the conversion of the debt into common stock of the Company.

4.	The conversion of that debt resulted in the issuance of just over 2.6 billion shares of the Company’s common stock.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events.

The Company is diligently working in conjunction with its independent registered accounting firm to complete the audits and filings required to bring the Company current in its SEC reporting obligations. The efforts and results of both the auditor and the Company will be reflected as they are released in the coming weeks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 16 March 2018	SOLARIS POWER CELLS, INC.

	By:	/s/ Neil Kleinman
Neil Kleinman,
Chief Executive Officer